Exhibit 99.1
ManTech Announces Financial Results for
Fourth Quarter and Fiscal Year 2021

•Revenue: $634 million for the fourth quarter and $2.55 billion for the year
•EBITDA Margin: 9.8% for the fourth quarter and 10.3% for the year
•Diluted EPS: $0.73 for the fourth quarter and $3.35 for the year
•Adjusted Diluted EPS: $0.83 for the fourth quarter and $3.71 for the year
•Book-to-Bill Ratio: 0.9 for the fourth quarter and 1.1 for the year
•Cash Flow from Operations: $212 million for the year (1.5 times Net Income)
•Raises quarterly cash dividend from $0.38 by 8% to $0.41 per share

HERNDON, Va., February 23, 2022 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the fourth quarter and full fiscal year 2021, which ended December 31, 2021.

"As a result of our team's steadfast commitment to the success of our customers, we further solidified ManTech's position as a trusted partner in addressing some of our customers' most complex and challenging missions. In 2021, we continued to resiliently navigate the challenges posed by the ongoing pandemic. I am particularly pleased with our success in generating record backlog levels, driving profit growth, further expanding margins, maintaining strong cash generation and deploying capital for strategic, accretive acquisitions. ManTech's strong portfolio of national security customers, differentiated capabilities and talented workforce positions us well to drive long-term growth and value for all our stakeholders," said ManTech Chairman, Chief Executive Officer and President Kevin M. Phillips.

Summary Operating Results

	Three Months Ended December 31,		Year Ended December 31,
(In Millions Except Per Share Amounts)	2021	2020	2021	2020
Revenues	$634.3	$638.8	$2,554.0	$2,518.4
Operating Income	$42.5	$40.2	$186.8	$158.0
Net Income	$30.1	$32.2	$137.0	$120.5
Diluted EPS	$0.73	$0.79	$3.35	$2.97

Non-GAAP Financial Measures*
EBITDA	$62.1	$59.2	$263.9	$228.3
EBITDA Margin	9.8%	9.3%	10.3%	9.1%
Adjusted Net Income	$33.9	$36.3	$151.8	$136.5
Adjusted Diluted EPS	$0.83	$0.89	$3.71	$3.36
*Information about ManTech's use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with GAAP, is provided under "Non-GAAP Financial Measures."

Revenues were $634 million for the quarter and $2.55 billion for the year, down 1% and up 1% over the comparable 2020 periods, respectively. For the full year, revenue growth was driven by a combination of continued organic expansion from recent contract awards and acquisitions, partially offset by contracts that ended during the year and reduced scope of work on some contracts including contracts with variable material purchase requirements.

Operating income was $42.5 million for the quarter and $186.8 million for the year, up 6% and 18% over the comparable 2020 periods, respectively.

EBITDA was $62.1 million for the quarter and $263.9 million for the year, up 5% and 16% over the comparable 2020 periods, respectively. EBITDA margin was 9.8% for the quarter and 10.3% for the year, both showing improvement compared to respective 2020 periods.

Fourth quarter declines in net income, adjusted net income, diluted earnings per share ("EPS") and adjusted diluted EPS were driven by a higher tax rate as a result of several discrete factors.

Net income was $30.1 million for the quarter and $137.0 million for the year, down 6% and up 14% over the comparable 2020 periods, respectively. Diluted EPS was $0.73 for the quarter and $3.35 for the year, down 8% and up 13% over the comparable 2020 periods, respectively.

Adjusted net income was $33.9 million for the quarter and $151.8 million for the year, down 6% and up 11% over the comparable 2020 periods, respectively. Adjusted diluted EPS was $0.83 for the quarter and $3.71 for the year, down 7% and up 10% over the comparable 2020 periods, respectively.

Cash Management and Capital Deployment

For the year, cash flow from operations totaled $212 million. Days sales outstanding (DSO) were 68 days, an increase of 12 days compared to the fourth quarter of 2020.

During the quarter, the Company paid $15.5 million, or $0.38 per share, as part of its regular cash dividend program to its common stockholders of record as of December 3, 2021. Also in the quarter, the Company completed two strategic acquisitions totaling $371 million. As of December 31, 2021, the Company had $53.4 million in cash and cash equivalents and $300 million of outstanding borrowings on its $1.1 billion credit facility, which provides the Company with ample financial capacity to pursue acquisitions and issue dividends, while maintaining a strong balance sheet.

The Board of Directors has declared a quarterly dividend of $0.41 to be paid on March 25, 2022 to all common stockholders of record as of March 11, 2022, as part of its regular quarterly cash dividend program. The Company has increased the amount of its quarterly cash dividend from $0.38 to $0.41 per share. Based on the average of recent trading prices the new annual yield is approximately 2.0%. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $601 million in the quarter, representing a book-to-bill ratio of 0.9. For the year, contract awards totaled $2.7 billion for a book-to-bill ratio of 1.1.

The Company's backlog of business at the end of the year was a record $10.6 billion, including $1.6 billion of funded backlog.

Forward Guidance

The Company expects to achieve revenue, adjusted net income and adjusted diluted earnings per share in 2022 as specified in the table below.

Measure	Fiscal 2022 Guidance
Revenue (billion)	$2.6 - $2.7
Adjusted Net Income* (million)	$141.3 - $148.5
Adjusted Diluted EPS*	$3.42 - $3.60
*Information about ManTech's use of non-GAAP financial measures is provided under "Non-GAAP Financial Measures"

Adjusted net income and adjusted diluted EPS exclude amortization of acquired intangibles and the related tax impact. The Company does not provide a reconciliation of forward-looking adjusted net income and adjusted diluted EPS, due to inherent difficulty in forecasting and quantifying these non-GAAP exclusions that are necessary for such reconciliation without unreasonable efforts. Material changes to any one of these items could have significant effect on future GAAP results.

ManTech Chief Financial Officer Judith L. Bjornaas said, “I am pleased that we delivered strong full year EBITDA, adjusted net income and adjusted diluted EPS results with remarkable growth across these measures. In 2022, we are focused on leveraging our strong market position to deliver on our long-term strategic and financial targets."

Conference Call

ManTech executive management will hold a conference call on February 23, 2022, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing (877) 638-9567 (domestic) or (253) 237-1032 (international) and entering passcode 3385599. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. In business more than 50 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems and software engineering solutions that support national and homeland security. Additional information about ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: failure to maintain our relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts; disruptions to our business resulting from the COVID-19 pandemic or other similar global health epidemics, pandemics and/or other disease outbreaks; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, socio-economic policies or federal budget constraints generally; inability to recruit and retain a sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; failure to compete effectively for awards procured through the competitive bidding process, and the adverse impact of delays resulting from our competitors' protest of new contracts that are awarded to us; disruptions of our business or damage to our reputation resulting from cyberattacks and other security threats; failure to obtain option awards, task orders or funding under contracts; the government renegotiating, modifying or terminating our contracts; failure to comply with, or adverse change in, complex U.S. government laws and procurement regulations; adverse results in U.S. government audits or other investigations of our government contracts; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to mitigate risk associated with conducting business internationally; and adverse change in business conditions that may cause our investments in recorded goodwill to become impaired. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 19, 2021, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$53,374	$41,193
Receivables—net	476,035	400,621
Prepaid expenses	32,600	26,243
Taxes receivable—current	22,140	21,968
Other current assets	13,372	6,354
Total Current Assets	597,521	496,379
Goodwill	1,498,988	1,237,894
Other intangible assets—net	265,555	202,231
Property and equipment—net	133,297	121,296
Operating lease right of use assets	75,319	94,825
Employee supplemental savings plan assets	43,342	37,848
Investments	11,555	11,549
Other assets	13,988	11,642
TOTAL ASSETS	$2,639,565	$2,213,664
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable	$169,140	$142,360
Accrued salaries and related expenses	129,685	123,953
Contract liabilities	36,197	37,218
Operating lease obligations—current	32,557	30,105
Accrued expenses and other current liabilities	9,649	15,177
Total Current Liabilities	377,228	348,813
Long term debt	300,000	15,000
Deferred income taxes	174,060	141,638
Operating lease obligations—long term	63,575	80,242
Accrued retirement	36,053	36,310
Other long-term liabilities	13,229	12,249
TOTAL LIABILITIES	964,145	634,252
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 27,863,041 and 27,538,474 shares issued at December 31, 2021 and 2020; 27,618,928 and 27,294,361 shares outstanding at December 31, 2021 and 2020	279	275
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,176,695 and 13,176,695 shares issued and outstanding at December 31, 2021 and 2020	132	132
Additional paid-in capital	566,573	545,717
Treasury stock, 244,113 and 244,113 shares at cost at December 31, 2021 and 2020	(9,158)	(9,158)
Retained earnings	1,117,867	1,042,676
Accumulated other comprehensive loss	(273)	(230)
TOTAL STOCKHOLDERS' EQUITY	1,675,420	1,579,412
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,639,565	$2,213,664

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
REVENUES	$634,333	$638,784	$2,553,956	$2,518,384
Cost of services	542,755	541,027	2,174,545	2,138,791
General and administrative expenses	49,118	57,533	192,595	221,544
OPERATING INCOME	42,460	40,224	186,816	158,049
Interest expense	(1,063)	(303)	(2,389)	(1,900)
Interest income	13	20	128	247
Other income (expense), net	(52)	52	(277)	1
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	41,358	39,993	184,278	156,397
Provision for income taxes	(11,515)	(7,828)	(47,541)	(35,865)
Equity in earnings (losses) of unconsolidated subsidiaries	281	(1)	280	(2)
NET INCOME	$30,124	$32,164	$137,017	$120,530

BASIC EARNINGS PER SHARE:
Class A common stock	$0.74	$0.80	$3.37	$2.99
Class B common stock	$0.74	$0.80	$3.37	$2.99
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.73	$0.79	$3.35	$2.97
Class B common stock	$0.73	$0.79	$3.35	$2.97

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited)
	Year ended December 31,
	2021	2020
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$137,017	$120,530
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	77,075	70,300
Noncash lease expense	36,065	28,169
Deferred income taxes	17,450	9,856
Stock-based compensation expense	15,369	11,366
Bad debt expense	(6,022)	5,244
Contract loss reserve	—	(372)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables-net	(3,954)	1,298
Prepaid expenses	(1,790)	(5,963)
Taxes receivable—current	1,470	28
Other current assets	818	(987)
Employee supplemental savings plan asset	(5,764)	(5,208)
Other assets	(4,941)	(1,827)
Accounts payable	14,475	(303)
Accrued salaries and related expenses	(18,040)	24,666
Contract liabilities	(5,350)	9,149
Operating lease obligations	(35,675)	(31,055)
Accrued expenses and other current liabilities	(6,625)	9,248
Accrued retirement	(257)	758
Other long-term liabilities	1,068	2,010
Other	(218)	337
Net cash flow from operating activities	212,171	247,244
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Acquisition of businesses-net of cash acquired	(370,811)	(78,815)
Purchases of property and equipment	(54,908)	(71,129)
Proceeds from sale of property and equipment	302	869
Proceeds from corporate owned life insurance	270	4,137
Investment in capitalized software for internal use	(9)	(5,193)
Net cash (used in) investing activities	(425,156)	(150,131)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Borrowings under credit facility	507,500	302,500
Repayments under credit facility	(222,500)	(324,000)
Dividends paid	(61,823)	(51,618)
Proceeds from exercise of stock options	9,758	10,249
Payment consideration to tax authority on employee's behalf	(4,267)	(1,746)
Debt issuance costs	(3,315)	—
Principal paid on financing leases	(187)	(159)
Net cash from (used in) financing activities	225,166	(64,774)
NET CHANGE IN CASH AND CASH EQUIVALENTS	12,181	32,339
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	41,193	8,854
CASH AND CASH EQUIVALENTS, END OF PERIOD	$53,374	$41,193

Non-GAAP Financial Measures (Unaudited)

To supplement the review of ManTech's consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP calculations of certain financial measures. ManTech uses and refers to EBITDA, EBITDA margin, adjusted net income and adjusted EPS, all of which are non-GAAP financial measures. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the comparable GAAP measures.

ManTech’s management believes that these non-GAAP financial measures provide additional useful information regarding the Company’s operational and financial results. These non-GAAP financial measures eliminate the effect of non-cash items such as depreciation of tangible assets and amortization of intangible assets primarily recognized in business combinations as well as the effect of discrete tax items which we do not believe are indicative of our core operating performance. These non-GAAP financial measures are considered important and frequently utilized by investors and financial analysts covering ManTech’s industry. The Company’s computation of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.

The following tables present selected financial data, including the reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

EBITDA is calculated by excluding depreciation and amortization expense, interest expense, interest income, other expense, income taxes and equity in (earnings) losses of unconsolidated subsidiaries from net income.

EBITDA margin is calculated by dividing EBITDA by revenue.

	Three months ended December 31,		Year Ended December 31,
(In Thousands)	2021	2020	2021	2020
NET INCOME	$30,124	$32,164	$137,017	$120,530
Equity in losses (earnings) of unconsolidated subsidiaries	(281)	1	(280)	2
Provision for income taxes	11,515	7,828	47,541	35,865
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	$41,358	$39,993	$184,278	$156,397
Other expense (income), net	52	(52)	277	(1)
Interest income	(13)	(20)	(128)	(247)
Interest expense	1,063	303	2,389	1,900
Depreciation and amortization	19,637	19,019	77,075	70,300
EBITDA	$62,097	$59,243	$263,891	$228,349
EBITDA Margin	9.8%	9.3%	10.3%	9.1%

Adjusted net income is calculated by excluding the following items and the related tax impacts from net income: (i) amortization of acquired intangible assets and (ii) discrete tax items.

Adjusted diluted EPS is calculated by dividing adjusted net income by the diluted weighted average number of shares outstanding.

	Three months ended December 31,		Year Ended December 31,
(In Thousands Except Per Share Amounts)	2021	2020	2021	2020
NET INCOME	$30,124	$32,164	$137,017	$120,530
Amortization of acquired intangibles	5,246	5,093	19,910	20,757
Adjustments for tax effect	(1,453)	(998)	(5,137)	(4,753)
ADJUSTED NET INCOME	$33,917	$36,259	$151,790	$136,534

ADJUSTED DILUTED EPS
Class A common stock	$0.83	$0.89	$3.71	$3.36
Class B common stock	$0.83	$0.89	$3.71	$3.36
Note: Figures may not add due to rounding.

Investor Relations	Media
Stephen Vather	Sheila Blackwell
VP, M&A and Investor Relations	VP, Enterprise Marketing & Communications
(703) 218-6093	(301) 717-7345
Stephen.Vather@ManTech.com	Sheila.Blackwell@ManTech.com